Exhibit 99.1

Quantum-Si Announces the Appointment of Industry Veteran Johan Denecke as
Senior Vice President of Operations

BRANFORD, Conn., June 21, 2023 — Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced the appointment of Johan Denecke as Senior Vice President of Operations, effective June 20, 2023. Mr. Denecke will be responsible for scaling up production and driving operational and quality excellence in support of the commercialization of Quantum-Si’s next-generation, single-molecule protein sequencing platform.

Mr. Denecke brings more than 20 years of experience as a cross-functional operations executive in engineering, quality assurance and best-in-class manufacturing practices. Having held executive positions in both private and public sectors, including at Illumina as Vice President of Manufacturing Engineering, and Thermo Fisher Scientific as Vice President of Quality Assurance, he brings a wealth of experience to the table.  Most recently, he served as Senior Vice President of Operations at Atomica where he scaled the organization yielding significant growth, efficiency, and waste reduction.

“Mr. Denecke has a proven track record of leading high-growth, cross-functional teams that have delivered products with quality, speed and cost efficiency,” said Dr. Patrick Schneider, President and Chief Operating Officer of Quantum-Si. “His expertise across multiple aspects of global operations and integrated supply chain strategically positions Quantum-Si for growth as it continues its mission to solve complex biological problems through accessible protein sequencing.”

“With a passion for driving operations excellence, I am honored to serve as a senior member of Quantum-Si’s executive team as we work to optimize our supply chain and increase operational efficiency to drive higher gross margins. I look forward to leveraging my expertise to help the company achieve its strategic goals and deliver innovative solutions to our customers,” said Mr. Denecke.

Mr. Denecke holds a Bachelor of Science and Master of Science in aerospace engineering from the Massachusetts Institute of Technology.

Michael McKenna, Ph.D., whose service and leadership were integral to the Company’s product development and pre-revenue stage, will transition out of his role as Executive Vice President of Product Development and Operations at Quantum-Si at the end of July 2023.

About Quantum-Si Incorporated

Quantum-Si, The Protein Sequencing CompanyTM, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized PlatinumTM protein sequencing instrument and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2022, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact
Juan Avendano
ir@quantum-si.com

Media Contact

Michael Sullivan
msullivan@spectrumscience.com